Exhibit 24(b)(8.54)
FIRST AMENDMENT
TO THE PARTICIPATION AGREEMENT

THIS FIRST AMENDMENT, dated as of the 1st day of October, 2012, is entered into between ING Life Insurance and Annuity Company (“ING Life” or “ING”) (f/k/a Aetna Life
Insurance and Annuity Company); OppenheimerFunds Distributor, Inc. (the “Distributor”);
and OppenheimerFunds Services (“OFS”), a division of OppenheimerFunds, Inc., as parties to the Participation Agreement dated as of August 15, 2000 (“Agreement”).

WHEREAS, the Distributor is the underwriter of certain investment companies listed on
Schedule B of the Agreement (the “Funds”) that are registered investment companies under the Investment Company Act of 1940, as amended;

WHEREAS, ING North America Insurance Corporation notified OFS that on December 13,
2000 Aetna Life Insurance and Annuity Company and Aetna Investment Services, Inc.,
became indirect wholly-owned subsidiaries of ING Groep N.V., that the terms of the
Agreement were not affected by the change in ownership as a result of such transaction; and
that, effective as of May 1, 2002, Aetna Life Insurance and Annuity Company changed its name to ING Life Insurance and Annuity Company;

WHEREAS, the parties to the Agreement now desire to amend the Agreement to reflect such name change;

WHEREAS, OFS and Distributor desire to include OppenheimerFunds, Inc., a Colorado corporation (“OFI”), the corporate parent of the Distributor and the corporation of which
OFS is a division, and ING Life desires to consent to the addition of OFI as a party to the
Agreement;

WHEREAS, effective on or about December 31, 2012, OFI desires to assign all of its interests, rights, duties and obligations under the Agreement to Shareholder Services, Inc.
(“SSI”), a Colorado corporation and a wholly-owned subsidiary of OFI, and SSI desires to accept such assignment; and ING Life desires to consent to such assignment;

WHEREAS, as ING Financial Advisers, LLC (“ING Financial”) will distribute units of the
Variable Annuity Accounts (the “Accounts”) that may in turn invest in the Funds, and shall serve as the broker-dealer of record for each such Account, the parties to the Agreement wish to modify the Agreement by adding ING Financial, the affiliated broker-dealer of ING Life, as a party to the Agreement;

WHEREAS, the parties to the Agreement desire to amend the Agreement to provide for the purchase and sale of Class N, Class Y, and Class I shares of the Funds available under the
Agreement;

WHEREAS, ING Life and the Distributor have both entered into the Standard Networking
Agreement (the “Networking Agreement”) with respect to Networking participants of the
National Securities Clearing Corporation (the “NSCC”);

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WHEREAS, ING Life desires to submit transaction requests to OFI to be processed through the NSCC Mutual Fund Settlement, Entry and Registration Verification system
(“Fund/SERV”); and ING Life and OFI desire to participate in Networking through the
NSCC in accordance with the terms set forth in the Agreement, as amended herein, and in accordance with the Networking Agreement;

WHEREAS, the parties to the Agreement desire to amend the Agreement by updating the list of available Funds under Schedule B to the Agreement;

WHEREAS, the parties to the Agreement desire to change the fee payable under the
Agreement for ING Life’s provision of services under the Agreement; and

WHEREAS, the parties wish to amend certain other provisions of the Agreement, as provided below.

NOW, THEREFORE, pursuant to Section 12(a) of the Agreement, OFS, the Distributor, and
ING Life hereby amend the Agreement as follows:

1	.	Each reference in the Agreement to “Aetna Life Insurance and Annuity Company” is
hereby deleted and replaced with ING Life Insurance and Annuity Company (“ING
Life” or the “Company”) wherever it occurs therein.

2	.	OFI is hereby made a party to the Agreement, and all references to “the parties” or
“each party” in the Agreement are hereby deemed to include OFI. Without limiting the foregoing, OFI may pay ING all or a portion of any fees payable to ING, except to the extent such payments arise from distribution payments made by a Fund to the
Distributor pursuant to a Rule 12b-1 plan.

3	.	ING Financial Advisers, LLC (“ING Financial”) broker-dealer of record for each
Account and an affiliated broker-dealer of ING Life, is hereby added as a party to the
Agreement, and all applicable provisions in the Agreement relating to the Company are hereby deemed to include ING Financial, unless otherwise specified in this Amendment.

4	.	ING Life hereby consents to the assignment of OFI’s interests, rights, duties and obligations under the Agreement to SSI, a Colorado corporation and a wholly-owned subsidiary of OFI, effective on or about December 31, 2012, and SSI accepts such assignment as of such date. Accordingly, effective on or about December 31, 2012:
(i) each reference in the Agreement to OFI shall be replaced in its entirety with a reference to SSI, and ING Life hereby consents to SSI succeeding to all of OFI’s interests, rights, duties and obligations under the Agreement and to the substitution of in all respects of SSI for OFI as a party to the Agreement; and (ii) OFI shall be discharged from any continuing duties and obligations under the Agreement.

5	.	Section 6 of the Agreement is amended by adding the following new subsection (c)
thereto:

(c) Representations of OFI. OFI represents and warrants that it:

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(i) is a corporation organized under the laws of the State of Colorado; (ii) has full authority to become a party to the Agreement and carry out its obligations pursuant to its terms; and (iii) is in material conformity with all applicable federal and state laws.

6	.	Section 11 of the Agreement is amended by deleting it in its entirety and replacing it with the following:

		11	.	Indemnification.

		(a)		Distributor shall indemnify and hold harmless ING Life, ING Financial, and each of their respective affiliates, officers, directors, employees, and agents against any losses, claims, damages, legal fees, expenses or liabilities (or actions in respect thereof) that arise out of or are based upon (i) violation by
Distributor of any applicable law, rule or regulation relating to the subject matter of this Agreement; (ii) Distributor’s material breach of a provision contained in this Agreement; (iii) any untrue statement of a material fact contained in the prospectus or sales literature of a Fund prepared by
Distributor or the failure to state therein a material fact required to be stated
therein or necessary to make the statements therein not misleading, in each case relating to the subject matter of this Agreement; or (iv) Distributor’s action or failure to act or failure to comply with the applicable terms of this
Agreement, as a result of Distributor’s bad faith, gross negligence or willful misconduct. Distributor will reimburse any reasonable legal or other expenses reasonably incurred by ING Life, ING Financial, or any of their respective affiliates, directors, officers, employees or agents in connection with investigating or defending any such loss, claim, damage, liability or action;
provided, however, that Distributor will not be liable for indemnification hereunder to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, the gross negligence or willful misconduct of
ING Life, ING Financial, or their respective affiliates, directors, officers, employees or agents in the performance of their obligations under this
Agreement.

		(b)		OFS shall indemnify and hold harmless ING Life, ING Financial, and each of their respective affiliates, officers, directors, employees, and agents against any losses, claims, damages, legal fees, expenses or liabilities (or actions in respect thereof) that arise out of or are based upon (i) violation by OFS of any applicable law, rule or regulation relating to the subject matter of this
Agreement; (ii) OFS’s material breach of a provision contained in this
Agreement; or (iii) OFS’s action or failure to act relating to the subject matter of this Agreement or failure to comply with the applicable terms of this
Agreement, as a result of OFS’s bad faith, gross negligence or willful misconduct. OFS will reimburse any reasonable legal or other expenses reasonably incurred by ING Life, ING Financial, or any of their respective affiliates, directors, officers, employees or agents in connection with investigating or defending any such loss, claim, damage, liability or action;
provided, however, that OFS will not be liable for indemnification hereunder to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, the gross negligence or willful misconduct of ING Life, ING

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Financial, or their respective affiliates, directors, officers, employees or agents in the performance of their obligations under this Agreement.

(c)	OFI shall indemnify and hold harmless ING Life, ING Financial, and each of their respective affiliates, officers, directors, employees and agents against any losses, claims, damages, legal fees, expenses or liabilities (or actions in respect thereof) that arise out of or are based upon (i) violation by OFI of any applicable law, rule or regulation relating to the subject matter of this
Agreement; (ii) OFI’s material breach of a provision contained in this
Agreement; or (iii) OFI’s action or failure to act relating to the subject matter of this Agreement or failure to comply with the applicable terms of this
Agreement, as a result of OFI’s bad faith, gross negligence or willful misconduct. OFI will reimburse any reasonable legal or other expenses reasonably incurred by ING Life, ING Financial, or any of their respective affiliates, directors, officers, employees or agents in connection with investigating or defending any such loss, claim, damage, liability or action;
provided, however, that OFI will not be liable for indemnification hereunder to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, the gross negligence or willful misconduct of ING Life, ING
Financial, or their respective affiliates, directors, officers, employees or agents in the performance of their obligations under this Agreement.

(d)	ING Life and ING Financial shall both indemnify and hold harmless OFI,
Distributor, OFS, the Funds, and each of their respective affiliates, officers, directors, trustees, employees and agents against any losses, claims, damages, legal fees, expenses, or liabilities (or actions in respect thereof) that arise out of or are based upon (i) violation by ING Life or ING Financial of any law, rule, or regulation relating to the subject matter of this Agreement; (ii) ING
Life’s or ING Financial’s material breach of a provision contained in this
Agreement; or (iii) ING Life’s or ING Financial’s action or failure to act relating to the subject matter of this Agreement or failure to comply with the terms of this Agreement as a result of ING Life’s or ING Financial’s bad faith, gross negligence or willful misconduct. ING Life and ING Financial will reimburse any reasonable legal or other expenses reasonably incurred by
OFI, Distributor, OFS, the Funds, and each of their respective affiliates, directors, officers, employees or agents in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that ING Life and ING Financial will not be liable for indemnification hereunder to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, the gross negligence or willful misconduct of OFI, Distributor, OFS or their respective affiliates, directors, officers, employees or agents in the performance of their obligations under this Agreement.

(e)	Upon receiving notice of a claim, an indemnitee under this Section 11 shall give prompt written notice to the indemnitor, provided that the obligation of the indemnitor shall not be reduced on account of any failure or delay by the indemnitee in giving such notice to the indemnitor except to the extent that the indemnitor has been prejudiced in any material respect by such failure. The

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indemnitor may participate in or assume the defense against such a claim at its own expense. An indemnitee shall not compromise or settle any claim relating to the subject matter of this Agreement without the prior written consent of the indemnitor, which consent shall not be unreasonably withheld.

		(f)	This Section 11 shall survive termination of the Agreement.

7	.	Section 12 of the Agreement is amended by deleting subsection (b) therein and replacing it with the following new subsection (b):

(b) Notices. All notices and other communications hereunder shall be given or made in writing and shall be delivered personally, or sent by telex, facsimile, express delivery or registered or certified mail, postage prepaid, return receipt requested, to the party or parties to whom they are directed at the following address, or at such other addresses as may be designated by notice from such party to all other parties.

To ING Life or ING Financial:

Jacqueline Salamon
ING Americas Legal Services
One Orange Way, C1S
Windsor, CT 06095
Fax: 860-580-4934

			To OFI:	OppenheimerFunds, Inc.
2 World Financial Center
225 Liberty Street
New York, NY 10281
Attn: Director of Client Service

To Distributor:
OppenheimerFunds Distributor, Inc.
2 World Financial Center
225 Liberty Street
New York, NY 10281 1008
Attn: President

			To OFS:	OppenheimerFunds Services
6803 South Tucson Way
Centennial, CO 80112
Attn: President

			To SSI:	Shareholder Services, Inc.
6803 South Tucson Way
Centennial, CO 80112
Attn: President

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With a copy to:
OppenheimerFunds Distributor, Inc.
General Counsel
OppenheimerFunds, Inc.
2 World Financial Center
225 Liberty Street
New York, NY 10281-1008

Any notice, demand or other communication given in a manner prescribed in this Subsection (b) shall be deemed to have been delivered on receipt.

8	.	All references in the Agreement to Class A shares of the Funds shall also include
Class N , Class Y, and Class I shares of the Funds as identified in Schedule B, in accordance with the terms of each Fund’s then current prospectus and statement of additional information. ING represents and warrants that is it eligible to purchase
Class I shares pursuant to all of the terms and conditions of each applicable prospectus and statement of additional information. Notwithstanding any other provision of the Agreement, ING understands and agrees that no fees will be paid to
ING for services provided for Oppenheimer fund investment accounts with assets invested in Class I shares.

9	.	Schedule B to the Agreement is hereby replaced with the new Schedule B attached hereto.

10. Schedule C to the Agreement is hereby replaced with the new Schedule C attached hereto.

11. Exhibit I, attached hereto, is hereby added to the Agreement, in accordance with
Section 3(e) of the Agreement. Exhibit I will apply under the Agreement in lieu of subsections 3(a) through 3(d) of the Agreement, except where Exhibit I otherwise specifically refers to Section 3 of the Agreement.

Except as provided herein, the terms and conditions contained in the Agreement shall remain in full force and effect.

IN WITNESS HEREOF, the parties hereto have executed and delivered this First
Amendment to the Participation Agreement effective as of the date first written above.

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OppenheimerFunds Distributor, Inc.		ING Life Insurance and Annuity Company

By:	/s/Mark Santero	By:	/s/Michelle Sheiowitz
Name:	Mark Santero	Name:	Michelle Sheiowitz
Title:	SVP, Head of Distribution	Title:	Vice President
Operations

OppenheimerFunds, Inc.		ING Financial Advisers, LLC
(on its own behalf and on behalf of its
division, OppenheimerFunds Services)

By:	/s/Cheryl Pipia	By:	/s/David Kelsey
Name:	Cheryl Pipia	Name:	David Kelsey
Title:	SVP, Head of Client Services &	Title:	Vice President
Administration

Shareholder Services, Inc.

By:	/s/Stacey Roode
Name:	Stacey Roode
Title:	SVP, Transfer Agency

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Schedule B

October 1, 2012

LIST OF OPPENHEIMER FUNDS ELIGIBLE TO PARTICIPATE IN
PARTICIPATION AGREEMENT

Oppenheimer Capital Appreciation Fund
Oppenheimer Capital Income Fund
Oppenheimer Cash Reserves
Oppenheimer Commodity Strategy Total Return Fund
Oppenheimer Core Bond Fund
Oppenheimer Corporate Bond Fund
Oppenheimer Currency Opportunities Fund
Oppenheimer Developing Markets Fund
Oppenheimer Discovery Fund
Oppenheimer Emerging Markets Debt Fund
Oppenheimer Equity Fund, Inc.
Oppenheimer Equity Income Fund, Inc.
Oppenheimer Global Fund
Oppenheimer Global Allocation Fund
Oppenheimer Global Opportunities Fund
Oppenheimer Global Strategic Income Fund
Oppenheimer Global Value Fund
Oppenheimer Gold & Special Minerals Fund
Oppenheimer International Bond Fund
Oppenheimer International Diversified Fund
Oppenheimer International Growth Fund
Oppenheimer International Small Company Fund
Oppenheimer LifeCycle Funds
Oppenheimer Limited-Term Government Fund
Oppenheimer Main Street Fund
Oppenheimer Main Street Select Fund
Oppenheimer Main Street Small- & Mid-Cap Fund
Oppenheimer Money Market Fund, Inc.
Oppenheimer Portfolio Series
Oppenheimer Quest International Value Fund
Oppenheimer Quest Opportunity Value Fund
Oppenheimer Real Estate Fund
Oppenheimer Rising Dividends Fund
Oppenheimer Select Value Fund
Oppenheimer Senior Floating Rate Fund
Oppenheimer Small- & Mid- Cap Growth Fund
Oppenheimer Small- & Mid- Cap Value Fund
Oppenheimer U.S. Government Trust
Oppenheimer Value Fund
OFI Stable Value Trust[1]

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1	OFI Stable Value Trust is not a mutual fund and is not registered with or regulated by the U.S. Securities &
Exchange Commission. It is a collective investment trust maintained by OFI Trust Company, a New York chartered, limited purpose trust company, selectively offered to eligible retirement plans and is not distributed by OppenheimerFunds
Distributor, Inc. Units of participation in the OFI Stable Value Trust are exempt from registration under the Securities Act of
1933 and the OFI Stable Value Trust is exempt from registration as an investment company under the Investment Company
Act of 1940. Due to regulatory restrictions, the OFI Stable Value Trust does not have a ticker symbol and the price per unit is not published in any daily periodical. There are certain restrictions on investments and withdrawals from the OFI Stable
Value Trust. Investors should read the Declaration of Trust and Summary Information Booklet carefully before investing and should carefully consider the OFI Stable Value Trust’s investment objectives, risks, charges, expenses and withdrawal restrictions.

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Schedule C

Fees to the Company

1. Service Fee.

All administrative or shareholder services to Contract owners shall be the responsibility of
ING Life or ING Financial solely and shall not be the responsibility of OFS, OFI, Distributor or the Funds. OFI, OFS and Distributor recognize ING Life as sole shareholder of Fund shares issued under this Participation Agreement. In consideration of the administrative savings resulting from such arrangement, OFI and/or OFS agrees to pay ING Life on a monthly basis at an annual fee rate of _____% (_______________ basis points) per
Oppenheimer fund investment account with assets invested in Class A, Class N or Class Y shares of the Funds as set forth in the chart below. Such fee shall be calculated monthly based on the average daily net assets in each such account for the month. The payment of this fee shall not apply to loan repayment accounts or forfeiture accounts. The service fee is intended to compensate ING Life for administrative services only and is not intended to constitute payment in any manner for investment advisory or distribution services. ING Life shall provide OFS an invoice via the OppenheimerFunds secured Alliance Trading website or other mutually agreed upon electronic format after the end of each month, identifying ING
Financial as the broker-dealer of record and identifying representative of record, if applicable, and certifying the number of actively funded participant accounts and assets subject to the aforementioned fees and OFI and/or OFS, as applicable, shall make such payment to ING Life within 30 business days of receipt of the invoice. Invoices submitted in excess of 60 days of the time period to which the invoice relates are subject to non-payment.
Additions or adjustments to previously submitted invoices that are provided in excess of 60 days of the time period to which the invoice relates may also be subject to non-payment.
ING Life shall notify OFI and/or OFS within 15 business days of receipt of any invoice if such invoice is deemed not to be in good order and ING Life intends to dispute any portion of the fees invoiced. The notification shall identify the amounts being disputed and explain, to the extent practicable, the dispute. The parties shall work together in good faith to resolve all disputes and correct any errors to that payments may be processed promptly once all parties agree to any revisions. For the avoidance of doubt the parties agree that ING shall not invoice, nor shall it be entitled to receive any payment under this Agreement for any
Oppenheimer Fund investment accounts with assets invested in Class I shares of the Funds.

2. Rule 12b-1 Fees.

Distributor may compensate dealers, brokers, banks and other financial institutions, under the terms set forth in each applicable Fund’s Prospectus and distribution plan (“Rule 12b-1
Plan”) pursuant to Rule 12b 1 under the Investment Company Act of 1940, as amended (the
“Investment Company Act”), for providing personal service and maintenance of accounts of such entities’ customers that hold Fund shares. Such compensation is referred to herein as a
“12b-1 Service Fee.” The services to be provided in return for payment of a 12b-1 Service
Fee include, among others:

(a)	answering customer inquiries about the Fund and providing other personal service;

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(b) assisting in establishing and maintaining accounts in the Fund;

(c) making the Funds available and printing and mailing of Fund sales literature.

In exchange for providing services to Contract owners that include but are not limited to those set forth in the paragraph above, ING Financial shall be entitled to receive the 12b-1
Service Fee in accordance with the then current prospectuses of the Funds. For illustration purposes only, 12b-1 Service Fee rates in effect as of October 1, 2012 are set forth in the chart below. The payment of the 12b-1 Service Fee to Service Provider by or on behalf of a
Fund is subject to the limitations set forth in the applicable Rule 12b-1 plan and may be reduced, revised or terminated altogether at any time at the discretion of that Fund’s board of trustees or directors, as the case may be.

Share Class	A	N	Y	I
Service Fee
12b-1 Service Fee

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EXHIBIT I
To
PARTICIPATION AGREEMENT

Procedures for Pricing and Order/Settlement Through National Securities Clearing
Corporation’s Mutual Fund Profile System and Mutual Fund Settlement, Entry and
Registration Verification System

1. As provided in Section 3 of the Participation Agreement, the parties hereby agree to provide pricing information, execute orders and wire payments for purchases and redemptions of Fund shares through National Securities Clearing Corporation (“NSCC”) and
its subsidiary systems as follows:

(a) Distributor or the Funds will furnish to ING Life or its affiliate through NSCC’s Mutual
Fund Profile System (“MFPS”) as well as e-mail directly to ING (1) the most current net asset value information for each Fund, (2) a schedule of anticipated dividend and distribution payment dates for each Fund, which is subject to change without prior notice, ordinary income and capital gain dividend rates on the Fund’s ex-date, and (3) in the case of fixed income funds that declare daily dividends, the daily accrual or the interest rate factor. All such information shall be furnished to ING Life or its affiliate by 7:30 p.m.
Eastern Time on each business day that the Fund is open for business (each a “Business
Day”). Changes in pricing information will be communicated to both NSCC and ING
Life or its affiliate.

(b) Upon receipt of Fund purchase, exchange and redemption instructions for acceptance as of the time at which a Fund’s net asset value is calculated as specified in such Fund’s prospectus (“Close of Trading”) on each Business Day (“Instructions”), and upon its determination that there are good funds with respect to Instructions involving the purchase of Shares, ING Life or its affiliate will calculate the net purchase or redemption order for each Fund. Orders for net purchases or net redemptions derived from
Instructions received by ING Life or its affiliate prior to the Close of Trading on any given Business Day will be sent to the Defined Contribution Clearance & Settlement
(“DCC&S”) Interface of NSCC’s Mutual Fund Settlement, Entry and Registration
Verification System (“Fund/SERV”) by 5:00 a.m. Eastern Time on the next Business
Day. Subject to ING Life’s or its affiliate’s compliance with the foregoing, ING Life or its affiliate will be considered the agent of the Distributor and the Funds, and the
Business Day on which Instructions are received by ING Life or its affiliate in proper form prior to the Close of Trading will be the date as of which shares of the Funds are deemed purchased, exchanged or redeemed pursuant to such Instructions. Instructions received in proper form by ING Life or its affiliate after the Close of Trading on any given Business Day will be treated as if received on the next following Business Day.
Dividends and capital gains distributions will be automatically reinvested at net asset value in accordance with the Fund’s then current prospectuses.

(c) ING Life or its affiliate will wire payment for net purchase orders by the Fund’s NSCC
Firm Number, in immediately available funds, to an NSCC settling bank account designated by ING Life or its affiliate no later than 5:00 p.m. Eastern time on the same

12 of 13	Revised as of 09.04.2008

Business Day such purchase orders are communicated to NSCC. For purchases of shares of daily dividend accrual funds, those shares will not begin to accrue dividends until the day the payment for those shares is received.

(d) NSCC will wire payment for net redemption orders by Fund, in immediately available funds, to an NSCC settling bank account designated by ING Life or its affiliate, by 5:00
p.m. Eastern Time on the Business Day such redemption orders are communicated to
NSCC, except as provided in a Fund’s prospectus and statement of additional information.

(e) With respect to (c) or (d) above, if Distributor does not send a confirmation of ING Life’s or its affiliate’s purchase or redemption order to NSCC by the applicable deadline to be included in that Business Day’s payment cycle, payment for such purchases or redemptions will be made the following Business Day.

(f) In the event the NSCC is unavailable on any day or ING Life or its affiliate or Distributor is otherwise unable, due to events beyond its reasonable control, to meet the NSCC deadline for the transmission of purchase or redemption orders or provision of information as set forth in Sections 1(a) through 1(e) of this Exhibit I, such party may transmit such orders and make such payments for purchases and redemptions directly to
Distributor or to ING Life or its affiliate, as applicable, as is otherwise provided in
Section 3 of the Agreement.

(g) These procedures are subject to any additional terms in each Fund’s prospectus and statement of additional information and the requirements of applicable law. The
Distributor, OFI, and/or the Funds reserve the right, at their discretion and without notice, to suspend the sale of shares or withdraw the sale of shares of any Fund.

2. ING Life or its affiliate, Distributor and clearing agents (if applicable) are each required to have entered into membership agreements with NSCC and met all requirements to participate in the MFPS and Fund/SERV systems before these procedures may be utilized. Each party will be bound by the terms of their membership agreement with NSCC and will perform any and all duties, functions, procedures and responsibilities assigned to it and as otherwise established by NSCC applicable to the MFPS and Fund/SERV system and the Networking
Matrix Level utilized.

3. Except as modified hereby, all other terms and conditions of the Agreement shall remain in full force and effect. Unless otherwise indicated herein, the terms defined in the
Agreement shall have the same meaning as in this Exhibit I. In the event of any conflict between the Agreement and this First Amendment, this First Amendment shall govern.

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